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AIM INCOME ALLOCATION FUND                                        SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   12/31/2009
FILE NUMBER :        811-2699
SERIES NO.:          16

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
72DD.        1  Total income dividends for which record date passed during the period. (000's Omitted)
                Class A                $  2,237
             2  Dividends for a second class of open-end company shares (000's Omitted)
                Class B                $    270
                Class C                $    793
                Class R                $     25
                Class Y                $     19
                Institutional Class    $      1

73A.            Payments per share outstanding during the entire current period: (form nnn.nnnn)
             1  Dividends from net investment income
                Class A                  0.4120
             2  Dividends for a second class of open-end company shares (form nnn.nnnn)
                Class B                  0.3482
                Class C                  0.3482
                Class R                  0.3909
                Class Y                  0.4335
                Institutional Class      0.4335

74U.         1  Number of shares outstanding (000's Omitted)
                Class A                   5,412
             2  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
                Class B                     720
                Class C                   2,283
                Class R                      79
                Class Y                      50
                Institutional Class           1

74V.         1  Net asset value per share (to nearest cent)
                Class A                $   9.13
             2  Net asset value per share of a second class of open-end company shares (to nearest cent)
                Class B                $   9.13
                Class C                $   9.14
                Class R                $   9.13
                Class Y                $   9.13
                Institutional Class    $   9.13

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